Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Digital Realty Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)	(1)	(1)	$ 3,000,000,000.00	0.00015310	$ 459,300.00

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$3,000,000,000.00		$459,300.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$11,290.38

	Net Fee Due							$448,009.62

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Digital Realty Trust, Inc.	424b5	333-270596	02/23/2024		$11,290.38	Equity	Common Stock, $0.01 par value per share		$76,493,099.98 (2)

Fee Offset Sources	Digital Realty Trust, Inc.	424b5	333-270596		02/23/2024						$11,711.09 (2)

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form
S-3
(Registration Nos.
333-270596
and
333-270596-01),
filed on March 16, 2023, except with respect to unsold securities that have been previously registered.

(2)
Digital Realty Trust, Inc. (the “Company”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $3,000,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company has previously registered shares of common stock having an aggregate offering price of up to $2,000,000,000, offered by means of a prospectus supplement dated February 23, 2024 (the “Prior Prospectus Supplement”) and an accompanying prospectus dated March 16, 2023 pursuant to a Registration Statement on Form
S-3
(Registration
No. 333-270596)
filed on March 16, 2023. Of those shares of common stock, shares of common stock having an aggregate offering price of $1,923,506,900.02 have been sold as of the date hereof. Shares of common stock having a proposed maximum offering price of $76,493,099.98 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, $11,290.38 of the registration fees that were paid with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $459,300.00 due for this offering. The remaining balance of the registration fee, $448,009.62 has been paid in connection with the filing of the Current Prospectus Supplement. The offering pursuant to the Prior Prospectus Supplement has been completed and the unsold securities thereunder will be offered pursuant to the Current Prospectus Supplement.